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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 22, 2004


                           CENTRAL FEDERAL CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-25045                 34-1877137
         --------                       -------                 ----------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)        Identification Number)


    2923 Smith Road, Fairlawn, Ohio            44333            (330) 666-7979
    -------------------------------            -----            --------------
(Address of Principal Executive Offices)     (Zip Code)          (Registrant's
                                                               Telephone Number)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 22, 2004, the registrant completed its acquisition of RJO Financial Services, Inc., d/b/a Reserve Mortgage Services, (Reserve), an Akron, Ohio based company licensed as a mortgage banker in Ohio, Florida and Georgia, founded by Richard J. O'Donnell.

The acquisition was effected by the registrant's purchase of all the shares of the outstanding common stock of RJO Financial Services, Inc. (the "RJO Shares").

The RJO Shares were purchased from Richard J. O'Donnell and Kathy K. Vidakovics. Mr. O'Donnell and Ms. Vidakovics continue to serve as President and Chief Operating Officer, respectively, of Reserve following the acquisition. No other material relationship exists between Mr. O'Donnell or Ms. Vidakovics and the registrant or any of its affiliates, or between Mr. O' Donnell or Ms. Vidakovics and any director or officer of the registrant, or any associate of any director or officer of the registrant.

The consideration paid by the registrant for the RJO Shares was 127,077 shares of the registrant's common stock (the "CFC Shares") and $339,966. Based on the average closing price of $14.06 per CFC Share, during the week before and after the announcement of the proposed acquisition on June 10, 2004, the value of the acquisition was approximately $2.1 million.

A copy of the press release issued on October 22, 2004 announcing completion of the acquisition is included as Exhibit 99 to this report.


ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 22, 2004, the registrant issued a press release announcing a loss for the third quarter of 2004. A copy of the press release is included as Exhibit 99 to this report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 22, 2004, the registrant issued 123,077 treasury shares of its common stock to Richard J. O'Donnell and 4,000 treasury shares of its common stock to Kathy K. Vidakovics, as consideration for the purchase of all the shares of the outstanding common stock of RJO Financial Services, Inc.

The transaction involved no public offering and was exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) thereof.

On October 22, 2004, the registrant issued a press release announcing the issuance of its securities as consideration for the RJO Shares it acquired. The transaction is described in more detail in Item 2.02 of this report and in the press release included as Exhibit 99 to this report.



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ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On October 22, 2004, the registrant issued a press release announcing that the Company's Board of Directors had unanimously approved a one for 1,000 reverse stock split of the Company's common stock as part of a "going private" transaction. The transaction is subject to stockholder approval and will be considered at a special meeting of stockholders scheduled to be held on December 14, 2004. The transaction also is described in the proxy statement for the meeting, which the registrant expects to send to stockholders on or about November 22, 2004. A copy of the press release is included as Exhibit 99 to this report.

ITEM 8.01 OTHER EVENTS

On October 22, 2004, the registrant issued a press release announcing that the Company's Board of Directors had unanimously approved a one for 1,000 reverse stock split of the Company's common stock as part of a "going private" transaction. The transaction is subject to stockholder approval and will be considered at a special meeting of stockholders scheduled to be held on December 14, 2004. The transaction also is described in the proxy statement for the meeting, which the registrant expects to send to stockholders on or about November 22, 2004. A copy of the press release is included as Exhibit 99 to this report.

ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial statements of businesses acquired

(b)    Pro forma financial information

       Financial statements and pro forma financial information required by sections 9(a) and 9(b) were provided on Form 8-K/A filed on August 12, 2004, which amended the Form 8-K filed by the registrant on June 16, 2004 to report that it had entered into a definitive agreement to acquire RJO Financial Services, Inc.

(c) Exhibits

         99 Press release issued on October 22, 2004 announcing (i) completion of the registrant's acquisition of RJO Financial Services, Inc., (ii) a loss for the registrant's fiscal quarter ended September 30, 2004 (iii) Board approval of a reverse stock split and (iv) a special meeting of stockholders to approve an amendment to the registrant's Certificate of Incorporation to effect the proposed split.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Central Federal Corporation

 Date:  October 26, 2004               By: /s/ Therese Ann Liutkus
                                           -----------------------------------
                                           Therese Ann Liutkus, CPA
                                           Treasurer and Chief Financial Officer